Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports each dated 21 March 1997 (relating to the financial statements of Elcom International Limited and AMA (UK) Limited as of and for the year ended 31 December, 1996), appearing in the Annual Report on Form 10-K of Elcom International, Inc. for the years ended 31 December 1997 and 1996.



/s/ DELOITTE & TOUCHE
DELOITTE & TOUCHE
Chartered Accountants
London, England
20 November 1998

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